UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2018

YANGTZE RIVER PORT AND LOGISTICS LIMITED

(Exact name of registrant as specified in its charter)

Nevada	001-38062	27-1636887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 John Street, Suite 2A, New York, NY	10038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 861-3315

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On April 24, 2018, Yangtze River Port and Logistics Limited (the “Company”) submitted a letter to the Securities and Exchange Commission (the “SEC”) in response to the SEC comment letter dated April 16, 2018 and to inform the SEC that the Company has determined at this time not to proceed with the Spin-off Transaction (as defined below) as contemplated by the Preliminary Information Statement on Schedule 14C that the Company filed with the SEC on February 15, 2018 (the “Information Statement”).

As previously disclosed in the Information Statement, the Company proposed to distribute one (1) ordinary share of Yangtze River Blockchain Logistics Limited, the Company’s wholly-owned subsidiary, to its shareholders for every one (1) share of common stock they owned in the Company (the “Spin-off Transaction”). Due to the potential costs related to the Spin-off Transaction and the fact that the Company’s board of directors has determined that it is in the best interest of the Company not to pursue the blockchain business, the Company has determined at this time not to proceed with the Spin-off Transaction.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YANGTZE RIVER PORT AND LOGISTICS LIMITED

Date: April 24, 2018	By:	/s/ Xiangyao Liu
Xiangyao Liu
President and Chief Executive Officer

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